UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 6, 2018

Commission File Number: 001-36568

HEALTHEQUITY, INC.

Delaware	7389	52-2383166
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive
Suite 100
Draper, Utah 84020
(801) 727-1000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On April 2, 2018, Jon Soldan, Executive Vice President, Operations, voluntarily resigned from HealthEquity, Inc. (the “Company”) effective as of April 13, 2018, and has confirmed that his resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
(c) On April 5, 2018, the Company appointed Angelique Hill as the Company’s new Executive Vice President, Operations, effective as of April 13, 2018. Ms. Hill, age 50, has been a senior member of the Company’s operations team since 2012. Ms. Hill currently serves as the Company’s Senior Vice President of Operations, where she oversees back office operations and the reimbursement accounts team. Prior to joining the Company, Ms. Hill worked in various roles at Optum Bank, including as the Director of Operations, from 2006 to June 2010, and prior to that on the operations team at MinervaHealth, where she began her career in consumer directed healthcare. Ms. Hill holds a Bachelor of Arts degree in Communications from Ohio University.
There are no family relationships between Ms. Hill and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Ms. Hill or any other person and the Company or any of its subsidiaries pursuant to which she was appointed as an officer of the Company. There are no transactions between Ms. Hill or any of her immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.
In connection with Ms. Hill’s appointment, the Company delivered to Ms. Hill an offer letter pursuant to which Ms. Hill is entitled to an annual base salary of $250,000. In addition, Ms. Hill will be eligible to earn an annual bonus with a target equal to 50% of her base salary, subject to the achievement of applicable individual, team and Company goals. In connection with her promotion, the Company made an additional equity grant to Ms. Hill comprised of a 2,625 share restricted stock award, which vests based upon the achievement of certain financial performance objectives by the Company over the next three fiscal years.
Ms. Hill entered into a new Team Member Confidentiality and Non-Competition Agreement with the Company in connection with her promotion pursuant to which she is subject to customary confidentiality restrictions that apply during her employment and indefinitely thereafter and a covenant not to solicit the Company’s employees or customers while employed with the Company and for one year thereafter.
The foregoing description of Ms. Hill’s offer letter and Team Member Confidentiality and Non-Competition Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, in each case, a copy of which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q and incorporated by reference into this Item 5.02.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.    Description

99.1	Press release issued by HealthEquity, Inc. on April 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEQUITY, INC.
Date: April 6, 2018	By:	/s/ Darcy Mott
	Name:	Darcy Mott
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit no.	Description
99.1	Press release issued by HealthEquity, Inc. on April 6, 2018